Exhibit 99.1

STATEMENT OF OPERATIONS (Unaudited)

(In thousands except statistical data)	Three months ended March 31, 2008	Three months ended March 31, 2007
REVENUES
ROOM REVENUE	$46,300	$20,804
OTHER REVENUE	4,156	1,651

TOTAL REVENUES	$50,456	$22,455

EXPENSES
DIRECT OPERATING EXPENSE	$13,350	$5,344
OTHER HOTEL OPERATING EXPENSES	19,188	8,439
GENERAL AND ADMINISTRATIVE	1,398	675
DEPRECIATION	6,488	2,758
INTEREST, NET	324	436

TOTAL EXPENSES	$40,748	$17,652

NET INCOME	$9,708	$4,803

NET INCOME PER SHARE	$0,11	$0,12

FUNDS FROM OPERATIONS (A)
NET INCOME	$9,708	$4,803
DEPRECIATION OF REAL ESTATE OWNED	6,488	2,758

FUNDS FROM OPERATIONS	$16,196	$7,561

FFO PER SHARE	$0.18	$0.19

WEIGHTED-AVERAGE SHARES OUTSTANDING	91,954	40,848

OPERATING STATISTICS
OCCUPANCY	71%	73%
AVERAGE DAILY RATE	$122	$122
REVPAR	$87	$89
NUMBER OF HOTELS OWNED	47	24
DIVIDENDS PER SHARE	$0.22	$0.22

BALANCE SHEET HIGHLIGHTS (Unaudited)

(In thousands)	March 31, 2008	December 31, 2007
ASSETS
INVESTMENT IN HOTELS, NET	$872,093	$786,765
CASH AND CASH EQUIVALENTS	78,259	142,437
OTHER ASSETS	35,720	32,046

TOTAL ASSETS	$986,072	$961,248

LIABILITIES AND SHAREHOLDERS’ EQUITY
NOTES PAYABLE, SECURED	$111,404	$84,705
OTHER LIABILITIES	10,800	8,012

TOTAL LIABILITIES	122,204	92,717
TOTAL SHAREHOLDERS’ EQUITY	863,868	868,531

TOTAL LIABILITIES & SHAREHOLDERS’ EQUITY	$986,072	$961,248

(a) Funds from operations (FFO) is defined as net income (computed in accordance with generally accepted accounting principles—GAAP) excluding gains and losses from sales of depreciable property, plus depreciation and amortization. The company considers FFO in evaluating property acquisitions and its operating performance and believes that FFO should be considered along with, but not as an alternative to, net income and cash flows as a measure of the company’s activities in accordance with GAAP. FFO is not necessarily indicative of cash available to fund cash needs.

The financial information furnished reflects all adjustments necessary for a fair presentation of financial position at March 31, 2008 and the results of operations for the interim period ended March 31, 2008. Such interim results are not necessarily indicative of the results that can be expected for the full year. The accompanying financial statements should be read in conjunction with the audited financial statements and related notes appearing in the Apple REIT Seven, Inc. 2007 Annual Report.

MARKET DIVERSITY

Portfolio of hotels

STATE/CITY
ALABAMA
Auburn, Birmingham, Dothan (2), Huntsville (3), Montgomery (2), Montgomery/Prattville, Troy
ARIZONA
Tucson
CALIFORNIA
Agoura Hills, San Diego (2), San Diego/Rancho Bernardo (2)
COLORADO
Denver/Highlands Ranch (2)
FLORIDA
Lakeland, Miami, Sarasota, Tallahassee
GEORGIA	ABOVE: SPRINGHILL SUITES • ADDISON,TX
Columbus (2), Macon
IDAHO
Boise
LOUISIANA
New Orleans
MISSISSIPPI
Hattiesburg, Tupelo
NEBRASKA
Omaha
NEW JERSEY
Cranford, Mahwah
NEW YORK
Islip/Ronkonkoma
OHIO
Cincinnati/Milford
TENNESSEE
Memphis
TEXAS
Addison, Brownsville, El Paso, Houston, San Antonio (2), Stafford
UTAH
Provo
VIRGINIA
Alexandria, Richmond
WASHINGTON
Seattle/Kirkland, Seattle/Lake Union, Vancouver

DEAR SHAREHOLDER

GLADE M. KNIGHT

The first quarter of 2008 was a busy one for Apple REIT Seven, Inc. It is my pleasure to share with you a report on our recent acquisitions, hotel performance results and outlook for the remainder of the year.

The all-cash purchasing power of Apple REIT Seven, Inc. has provided our Company with a strong position in the commercial real estate marketplace. Since the start of 2008, we have closed on several properties that were contracted for prior to 2008, beginning with the Residence Inn® by Marriott® in Tucson, Arizona. Approximately one mile from the Tucson International Airport, the extended-stay hotel is strategically located near numerous Tucson attractions as well as the University of Arizona. During March and April, we added a new 85-room SpringHill Suites® by Marriott® in Columbus, Georgia; a new 84-room Residence Inn® in Dothan, Alabama; and a new 114-room Homewood Suites by Hilton® in El Paso, Texas to our portfolio. All of the newly developed properties were hand-selected for their proximity to numerous corporate headquarters.

At the end of January, we closed on the purchase of the 401-room full-service Marriott® in downtown Richmond, Virginia. The property is nestled in the heart of Richmond’s historic downtown district near numerous corporate offices, entertainment venues and the Greater Richmond Convention Center. We purchased this hotel with the understanding that extensive renovations, estimated at $10 million, and a new management team would positively affect long-term operations. During the first quarter of this year, we launched our program to strategically reposition this hotel, which in the short term impacted our funds from operations (FFO), offsetting some growth at our existing hotels. FFO for the three-month period ending March 31, 2008, reached $l6.2 million, or $0.l8 per share. FFO for the same period in 2007 was $7.6 million or $0.19 per share. During the first quarter of this year, we paid dividends of $0.22 per share, the equivalent of an eight percent annual return based on an $11 share price.

During the first quarter of this year, our hotels reported average daily rates (ADR) of $122, the same rate our hotels reported for the same period in 2007. Nightly occupancy levels for the first quarter of 2008 averaged 71 percent, two percentage points less than occupancy levels for the same period in 2007. As a result of ADR and occupancy, revenue per available (RevPAR) room was $87 for the first quarter of 2008, slightly less than our $89 RevPAR in the first quarter of 2007. Operational variances like we have experienced are normal and reflect our year of heavy acquisitions that nearly doubled the size of our real estate portfolio. We expect that in the next few months, our operational results will stabilize and become more comparable year-over-year.

Although mixed reports abound regarding the state of our nation’s economy, we are cautiously optimistic for the remainder of the year and expect continued growth in revenue, as we have seen at the hotels we have owned for one year. I look forward to sharing our progress with you in future shareholder reports.

Sincerely,

Glade M. Knight

Chairman and Chief Executive Officer

This quarterly report contains forward-looking statements within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934. Such statements involve known and unknown risks, uncertainties, and other factors which may cause the actual results, performance, or achievements of the company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include: the availability and terms of financing; changes in national, regional and local economies and business conditions; competitors within the hotel industry; and the ability of the company to implement its acquisition strategy and operating strategy and to manage planned growth.

In addition, the timing and amounts of distributions to common shareholders are within the discretion of the company’s board of directors. Although the company believes that the assumptions underlying the forward-looking statements contained herein are reasonable, any of the assumptions could be inaccurate; therefore, there can be no assurance that such statements included in this quarterly report will prove to be accurate. In light of the significant uncertainties inherent in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by the company or any other person that the results or conditions described in such statements or the objectives and plans of the company will be achieved.

CORPORATE PROFILE

Apple REIT Seven, Inc. is a real estate investment trust (REIT) focused on the ownership of hotels. Our hotels operate under the Marriott®, Courtyard® by Marriott®, Fairfield Inn® by Marriott®, Fairfield Inn & Suites® by Marriott®, Residence Inn® by Marriott®, SpringHill Suites® by Marriott®, TownePlace Suites® by Marriott®, Homewood Suites by Hilton®, Hilton Garden Inn®, and Hampton Inn® brands. Our focus is to acquire high-quality real estate that generates attractive returns for our shareholders. As of the printing of this report, our portfolio consisted of 49 hotels, containing a total of 6,211 guestrooms in 18 states.

MISSION

Apple REIT Seven is a premier investment company committed to providing maximum value for our shareholders.

CORPORATE HEADQUARTERS
814 East Main Street
Richmond, VA 23219
(804) 344-8121
(804) 344-8129 FAX
www.applereitseven.com

INVESTOR INFORMATION
For additional information, please contact:
Kelly Clarke, Director, Investor Services
804-727-6321 or
KClarke@applereit. com

COVER: HOMEWOOD SUITES • NEW ORLEANS, LA

BACK: RESIDENCE INN • DOTHAN, AL

“Marriott®,” “Courtyard® by Marriott®,” “SpringHill Suites® by Marriott®,” “Fairfield Inn® by Marriott®,” “Fairfield Inn & Suites® by Marriott®,” “TownePlace Suites® by Marriott®” and “Residence Inn® by Marriott®” are each a registered trademark of Marriott International, Inc. or one of its affiliates. All references to “Marriott” mean Marriott International, Inc. and all of its affiliates and subsidiaries and their respective officers, directors, agents, employees, accountants and attorneys. Marriott is not responsible for the content of this report, whether relating to the hotel information, operating information, financial information, Marriott’s relationship with Apple REIT Seven or otherwise. Marriott was not involved in any way whether as an “issuer” or “underwriter” or otherwise in the Apple REIT Seven offering and received no proceeds from the offering. Marriott has not expressed any approval or disapproval regarding this report, and the grant by Marriott of any franchise or other rights to Apple REIT Seven shall not be construed as any expression of approval or disapproval. Marriott has not assumed and shall not have any liability in connection with this report.

“Hampton Inn®,” “Hilton Garden Inn®,” and “Homewood Suites by Hilton®” are each a registered trademark of Hilton Hotels Corporation or one of its affiliates. All references to “Hilton” mean Hilton Hotels Corporation and all of its affiliates and subsidiaries, and their respective officers, directors, agents, employees, accountants and attorneys. Hilton is not responsible for the content of this report, whether relating to hotel information, operating information, financial information, Hilton’s relationship with Apple REIT Seven, or otherwise. Hilton was not involved in any way, whether as an “issuer” or “underwriter” or otherwise, in the Apple REIT Seven offering and received no proceeds from the offering. Hilton has not expressed any approval or disapproval regarding this report, and the grant by Hilton of any franchise or other rights to Apple REIT Seven shall not be construed as any expression of approval or disapproval. Hilton has not assumed and shall not have any liability in connection with this report.